ARC Document Solutions Reports Results for Fourth Quarter and Full Year 2015
WALNUT CREEK, CA – (February 23, 2016) – ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the fourth quarter and full year ended December 31, 2015.
2015 Annual Business Highlights:

•	Revenue grew by $4.9 million year-over-year, or 1.2%

•	Adjusted diluted earnings per share grew 40% to $0.35 vs. $0.25 in 2014

•	Gross margin increased 60 basis points year-over-year to 34.6%

•	Adjusted EBITDA was $72.2 million

•	Adjusted cash flow from operations grew more than 13% to $61.2 million

•	Total debt reduced by $30.9 million, or 15.2%

•
2016 fully-diluted annual adjusted earnings per share projected to be in the range of $0.30 to $0.35; annual adjusted cash provided by operating activities projected to be in the range of $55 to $60 million; and annual adjusted EBITDA to be in the range of $66 million to $71 million

Financial Highlights:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(All dollar amounts in millions, except EPS)	2015	2014	2015	2014
Net Revenue	$104.5	$107.6	$428.7	$423.8
Gross Margin	33.8%	32.5%	34.6%	34.0%
Net income (loss) attributable to ARC	$3.1	$(2.3)	$97.0	$7.3
Adjusted net income attributable to ARC	$3.2	$2.6	$16.8	$11.8
Diluted earnings (loss) per share	$0.06	$(0.05)	$2.04	$0.15
Adjusted diluted earnings per share	$0.07	$0.06	$0.35	$0.25
Cash provided by operating activities	$16.9	$13.0	$60.0	$50.0
Adjusted cash provided by operating activities	$16.9	$13.1	$61.2	$54.0
EBITDA	$15.1	$9.6	$68.2	$58.3
Adjusted EBITDA	$15.9	$17.0	$72.2	$72.3
Capital Expenditures	$(2.7)	$(3.2)	$(14.2)	$(13.3)
Debt & Capital Leases (including current)			$173.0	$203.9
Management Commentary
“In 2015 we carved out a solid position for our new technology solutions, generated more than a million dollars of new sales from innovative technology-enabled services, and drove impressive growth in our Archiving and Information Management business,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “Our team also generated a consolidated gross margin of nearly 35 percent, paid down more than 10 percent of our senior debt obligations, generated strong cash flows and healthy EBITDA performance, and created the opportunity to produce strong returns on a share repurchase program. All of this was done in the face of our traditional business being challenged due to secular headwinds and a continuing industry trend toward reducing print.”

“As we look at the next 24 to 36 months,” said Mr. Suriyakumar, “we expect to deliver excellent cash generation, healthy gross margin performance, and continuing improvements to our capital structure as we capture new business, gain traction with our new business lines, and build upon them to offset the slow declines in our traditional business. We’re building a new business, and as we do so, we believe our investors will recognize the fundamental value of our transformation.”

2015 Fourth Quarter Supplemental Information:
Net sales were $104.5 million, a 2.8% decrease compared to the fourth quarter of 2014.

Days sales outstanding in Q4 2015 and 2014 were 52.

AEC customers comprised approximately 77% of our total net sales, while non-AEC customers made up 23% of our total net sales.

The number of MPS accounts has grown to approximately 9,000, a gain of approximately 500 contracts over Q4 2014.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Services and Product Line	2015	2014	2015	2014
CDIM	50.7%	49.8%	51.6%	51.9%
MPS	33.8%	33.5%	33.6%	33.3%
AIM	3.2%	2.5%	3.1%	2.6%
Equipment and supplies sales	12.3%	14.2%	11.7%	12.2%
Outlook
ARC Document Solutions anticipates annual adjusted earnings per share in 2016 to be in the range of $0.30 to $0.35 on a fully diluted basis, and annual cash flow from operations to be in the range of $55 million to $60 million. The Company’s outlook for 2016 annual adjusted EBITDA is expected to be in the range of $66 million to $71 million.

Teleconference and Webcast
ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company's fourth quarter of 2015. To access the live audio call, dial 888-378-0320. International callers may join the conference by dialing 719-325-2361. The conference ID number is 6449686. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com.

A replay of the call will be available for five days after the call's conclusion. To access the replay, dial 888-203-1112. International callers may access the replay by dialing 719-457-0820. The conference ID number is 6449686. The webcast will also be made available at www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 8,500 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "expect," “forecast,” "project," "outlook," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	December 31,	December 31,
Current assets:	2015	2014
Cash and cash equivalents	$23,963	$22,636
Accounts receivable, net of allowances for accounts receivable of $2,094 and $2,413	60,085	62,045
Inventories, net	16,972	16,251
Deferred income taxes	—	278
Prepaid expenses	4,555	4,767
Other current assets	4,131	6,080
Total current assets	109,706	112,057
Property and equipment, net of accumulated depreciation of $202,457 and $214,697	57,590	59,520
Goodwill	212,608	212,608
Other intangible assets, net	17,946	23,841
Deferred financing fees, net	1,586	2,440
Deferred income taxes	74,196	1,110
Other assets	2,492	2,492
Total assets	$476,124	$414,068
Current liabilities:
Accounts payable	$23,989	$26,866
Accrued payroll and payroll-related expenses	12,118	13,765
Accrued expenses	19,194	22,793
Current portion of long-term debt and capital leases	14,374	27,969
Total current liabilities	69,675	91,393
Long-term debt and capital leases	158,604	175,916
Deferred income taxes	35,933	33,463
Other long-term liabilities	2,778	3,458
Total liabilities	266,990	304,230
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,130 and 46,800 shares issued and 47,029 and 46,723 shares outstanding	47	47
Additional paid-in capital	115,089	110,650
Retained earnings (deficit)	89,687	(7,353)
Accumulated other comprehensive loss	(2,097)	(161)
	202,726	103,183
Less cost of common stock in treasury, 101 and 77 shares	612	408
Total ARC Document Solutions, Inc. stockholders’ equity	202,114	102,775
Noncontrolling interest	7,020	7,063
Total equity	209,134	109,838
Total liabilities and equity	$476,124	$414,068

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Service sales	$91,593	$92,329	$378,638	$371,884
Equipment and supplies sales	12,946	15,265	50,027	51,872
Total net sales	104,539	107,594	428,665	423,756
Cost of sales	69,238	72,680	280,541	279,478
Gross profit	35,301	34,914	148,124	144,278
Selling, general and administrative expenses	26,877	26,952	107,280	107,672
Amortization of intangible assets	1,336	1,489	5,642	5,987
Restructuring expense	—	12	89	777
Income from operations	7,088	6,461	35,113	29,842
Other income, net	(18)	(25)	(99)	(96)
Loss on extinguishment of debt	89	5,252	282	5,599
Interest expense, net	1,499	2,923	6,974	14,560
Income (loss) before income tax provision (benefit)	5,518	(1,689)	27,956	9,779
Income tax provision (benefit)	2,334	418	(69,432)	2,348
Net income (loss)	3,184	(2,107)	97,388	7,431
Income attributable to noncontrolling interest	(123)	(220)	(348)	(156)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$3,061	$(2,327)	$97,040	$7,275
Income (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.07	$(0.05)	$2.08	$0.16
Diluted	$0.06	$(0.05)	$2.04	$0.15
Weighted average common shares outstanding:
Basic	46,722	46,393	46,631	46,245
Diluted	47,400	46,393	47,532	47,088

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows provided by operating activities	$16,864	$12,963	$59,981	$50,012
Changes in operating assets and liabilities, net of effect of business acquisitions	(2,338)	453	4,905	4,438
Non-cash expenses, including depreciation, amortization and restructuring	(11,342)	(15,523)	32,502	(47,019)
Income tax (benefit) provision	2,334	418	(69,432)	2,348
Interest expense, net	1,499	2,923	6,974	14,560
Income attributable to noncontrolling interest	(123)	(220)	(348)	(156)
EBIT	6,894	1,014	34,582	24,183
Depreciation and amortization	8,171	8,574	33,661	34,135
EBITDA	15,065	9,588	68,243	58,318
Loss on extinguishment of debt	89	5,252	282	5,599
Trade secret litigation costs (1)	—	979	34	3,766
Restructuring expense	—	12	89	777
Stock-based compensation	773	1,184	3,512	3,802
Adjusted EBITDA	$15,927	$17,015	$72,160	$72,262
(1) On February 1, 2013, we filed a civil complaint against a competitor and a former employee in the Superior Court of California for Orange County, which alleged, among other claims, the misappropriation of ARC trade secrets; namely, proprietary customer lists that were used to communicate with ARC customers in an attempt to unfairly acquire their business. In prior litigation with the competitor based on related facts, in 2007 the competitor entered into a settlement agreement and stipulated judgment, which included an injunction. We instituted this suit to stop the defendant from using similar unfair business practices against us in the Southern California market. The case proceeded to trial in May 2014, and a jury verdict was entered for the defendants. In the first quarter of 2015, we entered into a settlement and paid the defendant. Legal fees associated with the litigation were recorded as selling, general and administrative expense.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to adjusted cash flows provided by operating activities (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows provided by operating activities	$16,864	$12,963	$59,981	$50,012
Payments related to trade secret litigation costs	—	130	1,033	2,744
Payments related to restructuring expenses	11	9	165	1,203
Adjusted cash flows provided by operating activities	$16,875	$13,102	$61,179	$53,959

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) attributable to ARC Document Solutions, Inc.	$3,061	$(2,327)	$97,040	$7,275
Loss on extinguishment of debt	89	5,252	282	5,599
Restructuring expense	—	12	89	777
Trade secret litigation costs	—	979	34	3,766
Income tax benefit related to above items	(33)	(2,434)	(158)	(3,953)
Deferred tax valuation allowance and other discrete tax items	41	1,141	(80,513)	(1,657)
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$3,158	$2,623	$16,774	$11,807

Actual:
Income (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.07	$(0.05)	$2.08	$0.16
Diluted	$0.06	$(0.05)	$2.04	$0.15
Weighted average common shares outstanding:
Basic	46,722	46,393	46,631	46,245
Diluted	47,400	46,393	47,532	47,088

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.07	$0.06	$0.36	$0.26
Diluted	$0.07	$0.06	$0.35	$0.25
Weighted average common shares outstanding:
Basic	46,722	46,393	46,631	46,245
Diluted	47,400	47,595	47,532	47,088

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net (loss) income attributable to ARC to EBIT, EBITDA and Adjusted EBITDA (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) attributable to ARC Document Solutions, Inc.	$3,061	$(2,327)	$97,040	$7,275
Interest expense, net	1,499	2,923	6,974	14,560
Income tax provision (benefit)	2,334	418	(69,432)	2,348
EBIT	6,894	1,014	34,582	24,183
Depreciation and amortization	8,171	8,574	33,661	34,135
EBITDA	15,065	9,588	68,243	58,318
Loss on extinguishment of debt	89	5,252	282	5,599
Trade secret litigation costs	—	979	34	3,766
Restructuring expense	—	12	89	777
Stock-based compensation	773	1,184	3,512	3,802
Adjusted EBITDA	$15,927	$17,015	$72,160	$72,262

ARC Document Solutions, Inc. Net Sales by Product Line (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Service Sales
CDIM	$52,987	$53,530	$221,174	$219,764
MPS	35,310	36,097	144,244	141,313
AIM	3,296	2,702	13,220	10,807
Total services sales	91,593	92,329	378,638	371,884
Equipment and supplies sales	12,946	15,265	50,027	51,872
Total net sales	$104,539	$107,594	$428,665	$423,756
Non-GAAP Financial Measures.

EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements.
Our presentation of adjusted net income, adjusted EBITDA, and adjusted cash flows from operations over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above. For more information, see our 2014 Annual Report on Form 10-K.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and twelve months ended December 31, 2015 and 2014 to reflect the exclusion of loss on extinguishment of debt, restructuring expense, trade secret litigation costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. We have presented adjusted cash flows from operating activities for the three and twelve months ended December 31, 2015 and 2014 to reflect the exclusion of cash payments related to trade secret litigation costs and cash payments related to restructuring expenses. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2015 and 2014. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA for the three and twelve months ended December 31, 2015 and 2014 to exclude loss on extinguishment of debt, trade secret litigation costs, stock-based compensation expense, and restructuring expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows	Three Months Ended		Twelve Months Ended
(Dollars in thousands) (Unaudited)	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income (loss)	$3,184	$(2,107)	$97,388	$7,431
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for accounts receivable	48	102	340	546
Depreciation	6,835	7,085	28,019	28,148
Amortization of intangible assets	1,336	1,489	5,642	5,987
Amortization of deferred financing costs	129	171	589	758
Amortization of discount on long-term debt	—	108	—	764
Stock-based compensation	773	1,184	3,512	3,802
Deferred income taxes	1,952	(843)	10,173	5,429
Deferred tax valuation allowance	213	1,100	(80,669)	(3,552)
Loss on early extinguishment of debt	89	5,252	282	5,599
Other non-cash items, net	(33)	(125)	(390)	(462)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	4,366	1,526	729	(6,898)
Inventory	808	(149)	(967)	(2,220)
Prepaid expenses and other assets	(645)	(1,521)	2,296	(1,830)
Accounts payable and accrued expenses	(2,191)	(309)	(6,963)	6,510
Net cash provided by operating activities	16,864	12,963	59,981	50,012
Cash flows from investing activities
Capital expenditures	(2,728)	(3,242)	(14,245)	(13,269)
Payments for businesses acquired, net of cash acquired	—	—	(142)	(342)
Other	75	(690)	731	(185)
Net cash used in investing activities	(2,653)	(3,932)	(13,656)	(13,796)
Cash flows from financing activities
Proceeds from stock option exercises	112	26	673	1,227
Proceeds from issuance of common stock under Employee Stock Purchase Plan	28	17	111	82
Share repurchases - shares surrendered for tax withholding	—	(89)	(204)	(240)
Contingent consideration on prior acquisitions	(54)	—	(413)	—
Proceeds from borrowings on long-term debt agreements	—	175,000	—	175,000
Early extinguishment of long-term debt	(3,625)	(182,000)	(14,500)	(194,500)
Payments on long-term debt agreements and capital leases	(7,287)	(2,780)	(27,329)	(19,217)
Net borrowings (repayments) under revolving credit facilities	—	926	(1,888)	98
Payment of deferred financing costs	—	(2,281)	(25)	(2,735)
Payment of hedge premium	—	—	(632)	—
Dividends paid to noncontrolling interest	—	—	—	(486)
Net cash used in financing activities	(10,826)	(11,181)	(44,207)	(40,771)
Effect of foreign currency translation on cash balances	(246)	(49)	(791)	(171)
Net change in cash and cash equivalents	3,139	(2,199)	1,327	(4,726)
Cash and cash equivalents at beginning of period	20,824	24,835	22,636	27,362
Cash and cash equivalents at end of period	$23,963	$22,636	$23,963	$22,636
Supplemental disclosure of cash flow information:
Noncash financing activities:
Capital lease obligations incurred	$3,490	$4,146	$13,157	$19,055
Liabilities in connection with the acquisition of businesses	$—	$658	$—	$1,768
Liabilities in connection with deferred financing costs	$—	$8	$—	$8